Exhibit 10.16

FIRST AMENDMENT OF CONSULTING AGREEMENT

This First Amendment of the Consulting Agreement is made and effective as of January 1, 2007, by and between Tim McCarthy, (“McCarthy”) and The Tradeshow Marketing Company, Ltd., a Nevada corporation (the “Company”). Collectively, the Company and McCarthy shall be referred to as the “Parties.”

WHEREAS, the Parties entered into that certain Consulting Agreement as of January 1, 2007 (the “Consulting Agreement”); and

WHEREAS, the Parties desire to amend certain provisions of the Consulting Agreement.

NOW THEREFORE, for good and valuable consideration, the Parties hereby agree to amend the Consulting Agreement as follows:

1.	ARTICLE ONE -- CONSULTING SERVICES shall be amended to read as follows:

“1.1 Retainer. The Company hereby agrees to retain the Consultant to provide the Company with consulting services consisting of the following and such other consulting services as the Company and the Consultant may from time to time agree upon, (the “Services”) and the Consultant hereby agrees to provide such Services to the Company:

(a)
Advise the Company as to the best way of structuring the franchise corporate entity in terms of regulatory acceptance, limitation of liability, financial disclosure requirements, trademark usage, future spin-off possibilities, and Provincial and State regulatory requirements;

(b)	Provide the Company with recommendations regarding the organizational structure of the franchisor;

(c)
Develop a franchise agreement and area representative agreement for the United States of America which reflect the recommended business model and provides the strong enforceable controls necessary to achieve a successful franchise program; and

(d)	Services related thereto.

IN WITNESS WHEREOF, the Parties have executed this First Amendment of the Consulting Agreement on the dates set forth below, effective as of the date first written above.

THE TRADESHOW MARKETING COMPANY, LTD:

DATED:	By:	/s/
Name
Its: President

DATED:	By:	/s/
Tim McCarthy,
Individually